EXHIBIT 99.1

UNITED STATES DISTRICT COURT

NORTHERN DISTRICT OF ILLINOIS

EASTERN DIVISION

AMY COOK, derivatively on behalf of CAREER	)
EDUCATION CORPORATION,	)
)
Plaintiff,	)
vs.	)
)
GARY E. MCCULLOUGH, STEVEN H. LESNIK,	)
LESLIE T. THORNTON, DENNIS H.	)
CHOOKASZIAN, DAVID W. DEVONSHIRE,	)
PATRICK W. GROSS, GREGORY L. JACKSON,	)
MICHAEL J. GRAHAM, THOMAS B. LALLY,	) Civil Action No. 11 C 9119
BRIAN R. WILLIAMS, THOMAS G. BUDLONG,	)
and THOMAS A. MCNAMARA,	)
Defendants,	) The Honorable John W. Darrah
- and -)
)
CAREER EDUCATION CORPORATION, a	)
Delaware corporation,	)
Nominal Defendant.	)
)

NOTICE OF PENDENCY AND PROPOSED

SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS

TO:	ALL RECORD OR BENEFICIAL OWNERS OF COMMON STOCK OF CAREER EDUCATION CORPORATION AS OF OCTOBER 25, 2013:

PLEASE READ THIS NOTICE CAREFULLY AND IN ITS ENTIRETY. IT CONTAINS IMPORTANT INFORMATION ABOUT YOUR LEGAL RIGHTS.

THIS NOTICE RELATES TO A PROPOSED SETTLEMENT OF SHAREHOLDER DERIVATIVE ACTIONS (THE “ACTIONS”), SHAREHOLDER DEMANDS (THE “DEMANDS”), AND CLAIMS ASSERTED ON BEHALF OF CAREER EDUCATION CORPORATION (“CAREER EDUCATION,” “CEC” OR THE “COMPANY”).

IF THE COURT APPROVES THE SETTLEMENT AND DISMISSAL OF THE ACTIONS, SHAREHOLDERS OF CAREER EDUCATION WILL BE FOREVER BARRED FROM CONTESTING THE APPROVAL OF THE PROPOSED SETTLEMENT AND FROM PURSUING THE RELEASED CLAIMS.

THESE ACTIONS ARE NOT “CLASS ACTIONS.” THUS, THERE IS NO COMMON FUND UPON WHICH YOU CAN MAKE A CLAIM FOR A MONETARY PAYMENT.

PURPOSE OF THIS NOTICE

This Notice of Pendency and Proposed Settlement of Shareholder Derivative Actions (the “Notice”) is provided to Career Education stockholders pursuant to an order of the United States District Court for the Northern District of Illinois (the “Court”). This is not a solicitation from a lawyer.

The purpose of this Notice is to advise you that, pursuant to the Court’s Preliminary Approval Order,1 a hearing will be held on January 22, 2014 at 10:00 a.m., before the Honorable Judge John W. Darrah, Everett McKinley Dirksen United States Courthouse, Courtroom 1203, 219 South Dearborn Street, Chicago, IL 60604 (or at such a date and time as the Court may direct without further notice) (the “Settlement Hearing”) to determine whether: (i) the terms of a proposed settlement (the “Settlement”) of the Actions and Demands as described below are fair, reasonable, and adequate, and in the best interests of Career Education; (ii) the amount of attorneys’ fees and expenses to Plaintiffs’ Counsel and Demand Shareholders’ Counsel, as described below, are fair and reasonable; and (iii) the service awards to Plaintiffs, as described below, should be approved.

The terms and conditions of the proposed Settlement are summarized in this Notice and set forth in full in the Stipulation. You have an opportunity to be heard at this hearing.

The Court has not determined the merits of Plaintiffs’ claims or Defendants’ defenses. By this Notice, the Court does not express any opinion as to the merits of any claim or defense asserted by any party in the Actions.

BACKGROUND OF THE ACTIONS

On December 7, 2011, Plaintiff Bangari filed a shareholder derivative action in the Circuit Court of Cook County, Illinois, County Department, Chancery Division (“State Court”) (the “Bangari Action”). On December 22, 2011, Plaintiff Cook filed a shareholder derivative complaint in the United States District Court for the Northern District of Illinois (“District Court” or “Court” ) (the “Cook Action”). On November 5, 2012, Plaintiff Alex filed a shareholder derivative complaint in the District Court (the “Alex Action”). The Cook, Bangari, and Alex Actions are collectively referred to herein as the “Actions.” On March 9, 2012, April 5, 2012, and July 13, 2013, respectively, shareholders Gregory S. Lyons, Shari Breen, and Stuart Glassberg served demands on the Board of Directors of Career Education.

[1]	The capitalized terms used in this Notice and not otherwise defined are defined in the Stipulation of Settlement (the “Stipulation”) dated October 25, 2013, which is available on the websites of Plaintiffs’ Counsel at www.bottinilaw.com, www.hfesq.com, and www.robbinsarroyo.com, and the website of Career Education at http://www.careered.com at the investor relations page.

The Actions alleged, among other things, that since April 2007 and/or thereafter, the individual defendants breached their fiduciary duties as directors and/or officers of CEC by causing the Company to violate federal and state law regarding the representations made by CEC to the public and to students regarding student job placement, and by knowingly or recklessly failing to implement or maintain effective internal controls to ensure that the Company complied with applicable laws and regulations, including Title IV of the Higher Education Act of 1965, 20 U.S.C. §§ 1070, et seq. The Actions also alleged that the individual defendants breached their fiduciary duties by causing the Company to publish misleading statements regarding student job placement rates and the adequacy of the Company’s internal controls. The Alex Action asserted a derivative claim under Section 10(b) of the Securities Exchange Act of 1934 and a claim of waste allegedly arising from repurchases of Company stock at prices certain individual defendants allegedly knew were artificially inflated by misleading statements and omissions. The Actions sought damages and injunctive relief.

The Lyons and Glassberg Demands asserted essentially the same claims alleged in the Bangari and Cook Actions. The Breen Demand sought certain books and records of the Company also relating to claims similar to those alleged in the Bangari and Cook Actions.

The Individual Defendants have denied and continue to deny each and all of the claims alleged or asserted in the Actions and Demands. The Individual Defendants have expressly denied and continue to deny all charges of wrongdoing or liability against them and maintain that at all times they appropriately and in good faith fulfilled their fiduciary duties to the Company and its shareholders and complied with all applicable laws and regulations.

Status of the Actions

On February 12, 2012, Career Education and the individual defendants each moved to dismiss, and Career Education also moved to stay, the Bangari Action. The State Court denied defendants’ motions to dismiss and stayed the Action pending further developments in the securities fraud class action captioned Ross v. Career Education Corp., No. 12 C 0276 (N.D. Ill.) (the “Federal Securities Class Action”). The Bangari Action has been stayed since that time, pending the mediation described below.

On February 22, 2012, the Cook Court granted defendants’ motion for an interim stay of the Cook proceedings pending resolution of anticipated motions to dismiss the Complaint. Subsequently, CEC and the individual defendants each moved to dismiss the Cook Complaint. The Court denied defendants’ motions and Career Education and the individual defendants filed their respective answers to the Complaint. The individual defendants denied all claims asserted and asserted various affirmative defenses. On August 29, 2012, defendants moved to stay the Cook Action pending resolution of the Federal Securities Class Action, which Plaintiff Cook opposed. By agreement of the parties, the Cook Action was subsequently stayed pending the mediation described below.

On May 15, 2012, Plaintiff Alex made a demand on the Board of Career Education. Subsequently, on November 5, 2012, Plaintiff Alex filed a Complaint in the District Court which was assigned to the Honorable John Z. Lee. Subsequently, by agreement of the parties, the Alex Action has been stayed pending the mediation described below. On October 10, 2013, defendants filed their motion to have the Alex Action reassigned to the Honorable John W. Darrah, before whom the Cook Action is pending. The Alex Action was reassigned to this Court by Order dated October 17, 2013.

THE MEDIATION

Beginning in the late fall of 2012, the Settling Parties engaged in initial discussions concerning settlement. Discussions concerning a potential settlement continued in 2012 and into 2013. On January 10, 2013 and April 2, 2013, the parties participated in mediation sessions with the Honorable Daniel Weinstein (Ret.) (the “Mediator”), a nationally recognized mediator with JAMS. On April 3, 2013, the Mediator issued a mediator’s proposal which, in his professional opinion, represented a resolution of the Actions in the Company’s best interests (the “Mediator’s Proposal”), subject to the parties’ negotiation of corporate governance terms and settlement documents, and to Court approval. On June 12, 2013, after continued arm’s-length negotiations, the Settling Parties accepted the Mediator’s Proposal. The full terms and conditions of the Settling Parties’ agreement were subject to further arm’s-length negotiations, and a final agreement as set forth in the Stipulation of Settlement, was reached by the Settling Parties on October 25, 2013.

SUMMARY OF SETTLEMENT TERMS

Pursuant to the settlement of the Actions, Career Education will be paid $20 million in cash by Defendants’ insurance carriers (the “Derivative Settlement Fund”). Career Education and its insurance carriers have agreed that $10 million from the Derivative Settlement Fund will be used to fund any settlement or resolution of the Federal Securities Class Action. In addition, Career Education shall, within ninety (90) days after the Judgment becomes Final, implement the corporate governance terms identified in Exhibit A to the Stipulation (the “Corporate Governance Terms”) that have not already been implemented. The Corporate Governance Terms shall be maintained by CEC for a period of no less than four years. The full text of the Corporate Governance Terms may be found at http://www.careered.com and at www.bottinilaw.com, www.hfesq.com, and www.robbinsarroyo.com. Specifically, CEC has made personnel changes and improvements to the Company’s policies and procedures that should serve to improve the Company’s compliance with applicable laws and regulations, and enhance Board oversight of the Company’s compliance function. These changes and enhancements were made, in part, to augment the Company’s oversight and address certain matters alleged or asserted in the Actions and the Demands.

The Settlement calls for Releasing Parties, including Plaintiffs and Demand Shareholders (on behalf of themselves, all Current Career Education shareholders and, derivatively, on behalf of Career Education) to release all Released Claims against the Released Persons, as defined in the Stipulation. The term “Released Claims” collectively mean any and all claims for relief (including “Unknown Claims” as defined in the Stipulation), rights, demands, causes of action, liabilities, debts, obligations, matters, issues and suits of every nature and description whatsoever, including without limitation, claims for negligence, gross negligence, breach of duty of care and/or breach of duty of loyalty, fraud or breach of fiduciary duty, abuse of control or corporate waste, or violations of any state of federal statute, rule or regulation, whether known or unknown, contingent or absolute, matured or unmatured, discoverable or undiscoverable, whether or not concealed or hidden, whether based on federal, state, local, statutory, foreign or common law or any other law, rule, or regulation, including Unknown Claims, that have been alleged or asserted or could have been alleged or asserted in any pleading or forum by the Demand Shareholders or Plaintiffs, or any other shareholder of Career Education, individually or derivatively on behalf of Career Education against any Released Person arising from or relating to (1) the claims, facts, events, transactions, acts, disclosures, statements, alleged omissions or failures to act, or any other circumstance alleged, set forth or referred to by Plaintiffs or the Demand Shareholders in the Actions or the Demands, or (2) the settlement of the Actions and the Demands. Excluded from the “Released Claims” are all claims, rights or causes of action or liabilities whatsoever related to the enforcement of the Settlement, including, without limitation, any of the terms of this Stipulation or orders or judgments issued by the courts in connection with this Settlement. Also excluded from the term “Released Claims” are all claims alleged in the Federal Securities Class Action.

PLAINTIFFS’ COUNSEL’S POSITION CONCERNING SETTLEMENT

Plaintiffs’ Counsel believe that the Actions have substantial merit, and the Demand Shareholders’ and Plaintiffs’ entry into the Stipulation is not intended to be and shall not be construed as an admission or concession concerning the relative strength or merit of the claims alleged in the Actions or Demands. However, Plaintiffs, the Demand Shareholders, and their counsel recognize and acknowledge the significant risk, expense, and length of continued proceedings necessary to prosecute the Actions against the Individual Defendants through trial and through possible appeals. Plaintiffs’ Counsel also have taken into account the uncertain outcome and the risk of any litigation, especially in complex cases such as the Actions, as well as the difficulties and delays inherent in such litigation.

Plaintiffs’ Counsel have conducted an extensive investigation including reviewing and analyzing tens of thousands of pages of non-public discovery documents from Defendants. Plaintiffs’ Counsel also conducted extensive damages analyses and analyzed the Company’s corporate governance. Based on their thorough review and analysis of the relevant facts, allegations, defenses, and controlling legal principles, Plaintiffs’ Counsel believe that the Settlement set forth in the Stipulation is fair, reasonable, and adequate, and confers substantial benefits upon Career Education and its shareholders. Based upon Plaintiffs’ Counsel’s evaluation, Plaintiffs have determined that the Settlement is in the best interests of Career Education and its shareholders and have agreed to settle the Actions upon the terms and subject to the conditions set forth in the Stipulation.

DEFENDANTS’ POSITION CONCERNING SETTLEMENT

The Individual Defendants have denied and continue to deny that they have committed, threatened, or attempted to commit, any violations of law, or breached any duty owed to Plaintiffs, the Demand Shareholders, Career Education, or its shareholders. Without admitting the validity of any allegations or assertions made in any of the Actions or Demands, or any liability with respect thereto, however, the Individual Defendants have concluded that it is desirable that the claims against them be settled on the terms reflected in the Stipulation. Further, the Individual Defendants and Career Education are entering into this Settlement because it will eliminate the uncertainty, distraction, disruption, burden, risk, and expense of further litigation. In addition, Career Education acknowledges that the Settlement confers substantial benefits on Career Education.

PLAINTIFFS’ COUNSELS’ ATTORNEYS’ FEES AND

EXPENSES AND SERVICE AWARDS FOR PLAINTIFFS

Plaintiffs’ Counsel and Demand Shareholders’ Counsel have not received any payment for work in connection with the Actions, nor been reimbursed for out-of-pocket expenses. Plaintiffs’ Counsel and Demand Shareholders’ Counsel have asked the Court to award them attorneys’ fees and expenses that have been incurred or will be incurred in connection with the Actions in the amount of $5 Million (the “Fee and Expense Amount”), which has been determined by the Mediator to be fair and appropriate consideration for the substantial benefits conferred upon Career Education as a result of the prosecution and settlement of the Actions and Demands.

In addition, Plaintiffs’ Counsel may apply to the Court for an aggregate service award of up to $15,000, with the amount awarded to be split equally between Plaintiffs Cook, Bangari, and Alex, only to be paid upon Court approval, in recognition of their participation and efforts in the prosecution of the Actions (the “Service Awards”). The Service Awards, to be paid only if approved by the Court, shall be paid from the Fee and Expense Amount.

NOTICE OF HEARING ON PROPOSED SETTLEMENT

A Settlement Hearing will be held on January 22, 2014 at 10:00 a.m., before the Honorable John W. Darrah, Everett McKinley Dirksen United States Courthouse, Courtroom 1203, 219 South Dearborn Street, Chicago, IL 60604 (or at such a date and time as the Court may direct without further notice), for the purpose of determining: (a) whether the proposed Settlement, as set forth in the Stipulation, should be approved by the Court as fair, reasonable, and adequate to Career Education and its shareholders, including Plaintiffs; (b) whether the Judgment should be entered dismissing the Cook and Alex Actions with prejudice and providing for the dismissal with prejudice of the Bangari Action and releasing the Released Persons from the Released Claims; (c) whether the payment of the Fee and Expense Amount and Service Awards should be approved; and (d) any other matters that come before the Court.

The Court may adjourn the Settlement Hearing by oral or other announcement at such hearing or any adjournment without further notice of any kind. The Court may approve the Settlement with or without modification, enter the Judgment, and order the payment of the Fee and Expense Amount without further notice of any kind.

THE RIGHT TO BE HEARD AT THE SETTLEMENT HEARING

Any Career Education shareholder may appear and show cause, if he, she, or it has any reason why the Settlement of the Actions embodied in the Stipulation should not be approved as fair, reasonable, and adequate, or why the Judgment should or should not be entered hereon, or why the Fee and Expense Amount or Service Awards should not be awarded (the “Objection”). To object, the shareholder must: (a) file a written Objection, stating the case name and number, Cook v. McCullough, et al., Civil Action No. 11 C 9119, and stating all reasons for the Objection; (b) give proof of current ownership of Career Education stock as well as documentary evidence of when such stock ownership was acquired; (c) clearly identify any and all evidence that would be presented at the Settlement Hearing in connection with such Objections; and (d) identify any case, by name, court, and docket number, in which the objector or his, her, or its attorney, if any, has objected to a settlement in the last three years. Any written Objections shall be filed with Clerk of the Court at least fourteen (14) calendar days prior to the Settlement Hearing, at the below address:

CLERK OF THE COURT

Everett McKinley Dirksen United States Courthouse, Courtroom 1203

219 South Dearborn Street

Chicago, IL 60604

and copies of such objections shall be served at the same time upon the following by first-class mail:

Counsel for Plaintiff Cook:	Counsel for Nominal Defendant Career Education:

Francis A. Bottini, Jr. Albert Y. Chang BOTTINI & BOTTINI, INC. 7817 Ivanhoe Ave., Suite 102 La Jolla, California 92037 Telephone: (858) 914-2001 Facsimile: (858) 914-2002	Lee Ann Russo JONES DAY 77 West Wacker Drive Chicago, Illinois 60601-1692 Telephone: (312) 782-3939 Facsimile: (312) 782-8585

Any Career Education shareholder wishing to be heard at the Settlement Hearing is required to include a notice of intention to appear at the Settlement Hearing together with his, her, or its written objection.

Any Career Education shareholder who does not make his, her, or its objection in the manner provided in the preceding paragraph of this Notice shall be deemed to have waived such objection and shall forever be foreclosed from: (a) making any objections to the fairness, adequacy, or reasonableness of the Settlement; or (b) making any objections to the fairness and reasonableness of the Fee and Expense Amount or Service Awards.

FURTHER INFORMATION

Further information regarding the Actions and this Notice may be obtained by writing Plaintiffs’ Counsel at the following address: Francis A. Bottini, Jr., Bottini & Bottini, Inc., 7817 Ivanhoe Ave., Suite 102, La Jolla, California 92037.

The pleadings and other records of the Actions as well as the Stipulation filed with the Court may be examined and copied at any time during regular office hours at the Office of the Clerk, Everett McKinley Dirksen United States Courthouse, Courtroom 1203, 219 South Dearborn Street, Chicago, IL 60604. Additionally, the Stipulation, this Notice and certain other settlement related documents may be examined at http://www.careered.com, www.bottinilaw.com, www.hfesq.com, and www.robbinsarroyo.com.

PLEASE DO NOT TELEPHONE THE COURT OR THE CLERK’S OFFICE REGARDING THIS NOTICE.